Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE

HARRIS & HARRIS GROUP, INC. ®

1450 BROADWAY – 24TH FLOOR

NEW YORK, NEW YORK 10018

HARRIS & HARRIS GROUP ISSUES BUSINESS UPDATE,

POSTS ANNUAL SHAREHOLDER LETTER AND

REPORTS FINANCIAL STATEMENTS AS OF DECEMBER 31, 2015

NEW YORK, NY – March 15, 2016 -- Harris & Harris Group, Inc. (NASDAQ: TINY), reported today that, as of December 31, 2015, its net asset value and net asset value per share were $88,711,671 and $2.88, respectively. The Company's Annual Report on Form 10-K may be accessed at http://ir.hhvc.com/sec.cfm.

Review of 2015

In 2015, we continued to be challenged by a decline in net asset value per share (“NAV”) and a decrease in the stock price. However, we believe multiple accomplishments, and adjustments to our business made during 2015, position us for potential future value recognition. These items include:

•	Two of our portfolio companies, Adesto Technologies Corporation and OpGen, Inc., completed IPOs and are now traded on the NASDAQ stock exchange under the symbols IOTS and OPGN, respectively.

•	Molecular Imprints, Inc., and SiOnyx, Inc., were sold to undisclosed buyers. We hold shares in the buyer of Molecular Imprints and have an economic interest in future returns from the buyer of SiOnyx. CordenPharma International bought out SynGlyco, Inc.’s rights to future payments.

•	We sold our shares of Nantero, Inc., to an undisclosed current investor in the company at a gain on our investment.

•	We received milestone payments related to the sales of BioVex Group, Inc., to Amgen, Inc., and Molecular Imprints, Inc., to Canon, Inc.

•	We received the final principal payment from our initial set of non-convertible debt investments made between 2010 and 2012. These investments generated an attractive return on investment, provided us with short-term income and all principal was repaid in full.

•	We repurchased 509,082 shares of our stock for approximately $1.2 million at an average price per share of $2.36.

•	We ended 2015 with $17.9 million in cash and $19.1 million in secondary liquidity (publicly traded positions).

•	We decreased our expenses for the third consecutive year. Additionally, in 2016, we are positioned to significantly reduce net operating loss an additional 20-30%.

•	AgBiome LLC, EchoPixel, Inc., Magic Leap, Inc., Metabolon, Inc., NGX Bio, Inc., and ORIG3N, Inc., raised rounds of capital from new and current investors at higher prices per share than each company's respective prior round of financing.

1

•	HZO, Inc., raised capital from current investors at the same price per share as the prior round of financing and TARA Biosystems, Inc., attracted capital from two new investors in a convertible note financing.

•	A number of our portfolio companies announced significant developments including:

o	D-Wave secured multi-year agreements with Lockheed Martin and Google/NASA/USRA and a order from Los Alamos National Laboratory. The company also announced and shipped its first 1,000 qubit computers. Google announced that D-Wave’s quantum computer was able to find solutions to complicated problems of nearly 1,000 variables up to 108 (100,000,000) times faster than classical computers.

o	AgBiome formed a strategic partnership with Genective, a leading developer of biotech crops, to accelerate the discovery of a new generation of insect control traits.

o	HZO announced partnerships with Dell and Motorola. HZO’s solutions are incorporated into Dell’s Latitude 12 Rugged Tablet and Motorola’s Moto Surround earbuds.

o	OpGen announced the acquisition of AdvanDx, a developer of advanced molecular diagnostic products. Through this deal, OpGen gained a family of FDA approved and CE marked rapid molecular tests for use with the company’s Acuitas MDRO Gene tests and bioinformatics for multi-drug resistant organisms.

We also faced the following challenges during the year:

•	Net Asset Value per share (“NAV”) decreased from $3.51 at December 31, 2014 to $2.88 at December 31, 2015.

•	Our share price decreased from $2.95 as of December 31, 2014 to $2.20 as of December 31, 2015, and $1.92 as of March 11, 2016.

•	Even though financings of some of our portfolio companies may have occurred at increases in price per share from prior rounds of financing, such increases in value may not be reflected in full in our values owing to other rights and preferences afforded to investors in those rounds of financing. This challenge, in part, led to a decrease in our net asset value per share during 2015.

•	IPOs of small companies are difficult to complete, and when they are completed, they often occur at valuations lower than publicly traded comparable companies and rounds of private financing.

•	The values of public equities, particularly those of microcapitalization companies, are highly volatile. While Adesto Technologies Corporation is trading above its IPO price, Champions Oncology, Enumeral and OpGen all decreased in value during 2015. Our own stock price has been under considerable pressure from these and other headwinds.

•	We had three companies, Cobalt Technologies, Inc., Cambrios Technologies Corporation and Ultora, Inc., cease operations and assign each company’s assets to a trustee for liquidation for the benefit of creditors. We did not receive any proceeds from Cobalt Technologies, and we do expect to receive proceeds from Cambrios Technologies and Ultora.

•	The downturn in the oil and gas sector has negatively affected the business operations of at least one of our portfolio companies, Produced Water Absorbents, Inc.

•	While Bridgelux, Inc., agreed to be acquired by a consortium of buyers in July 2015, the transaction has yet to close and we are uncertain if and when it will close.

“Although from an acute standpoint, 2015 appears to have been a challenging year, when you look at the accomplishments above, it was also a year of strong positioning for future value recognition,” said Douglas Jamison, Chairman and CEO of Harris & Harris Group. “In 2015, our portfolio continued to demonstrate liquidity events, as it has over the past five years; key maturing companies demonstrated convincing proof points of their value; we continue to reduce expenses to return more of our future returns to shareholders; and, we have staked out a strong position in the emerging precision health and precision medicine market.”

2

Please see our 2015 Annual Letter to Shareholders posted on our web site at http://ir.hhvc.com/letters.cfm for more discussion on our precision health and precision medicine market opportunity, as well as a discussion on our new Co-Investment Fund opportunity for accredited investors.

Additionally, join us for our Annual Shareholder Meeting on June 7, 2016 as three of our maturing portfolio companies, D-Wave Systems, HZO and Metabolon discuss their businesses and take questions. Please see our web site at www.hhvc.com to register to attend.

SUMMARY OF FINANCIAL POSITION

	December 31, 2015	December 31, 2014	September 30, 2015
	(Audited)	(Audited)	(Unaudited)

Total Assets	$96,461,286	$112,094,861	$94,158,008
Net Assets	$88,711,671	$109,654,427	$86,974,196
Net Asset Value per Share	$2.88	$3.51	$2.80
Shares Outstanding	30,845,754	31,280,843	31,022,866

Harris & Harris Group is a publicly traded, internally managed business development company that builds transformative companies from disruptive science. Detailed information about Harris & Harris Group and its holdings can be found on its website at www.HHVC.com, on Facebook at www.facebook.com/harrisharrisvc and by following on Twitter @harrisandharrisgroup.

PRESS CONTACT:

Douglas W. Jamison

Harris & Harris Group, Inc.

212-582-0900

This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect the Company's current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release. Please see the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as well as subsequent filings, filed with the Securities and Exchange Commission for a more detailed discussion of the risks and uncertainties associated with the Company's business, including, but not limited to, the risks and uncertainties associated with venture capital investing and other significant factors that could affect the Company's actual results. Except as otherwise required by Federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events or uncertainties. The references to the websites www.HHVC.com and www.Facebook.com have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release. The Company is not responsible for the contents of third party websites.

3